Investor Presentation Second Quarter 2026 Results

Forward Looking Statements Cautionary Note Regarding Forward-Looking Statements This presentation may contain, forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan” or words or phrases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: economic conditions that impact the financial services industry and/or our business; our ability to manage our credit risk effectively and the potential deterioration of the business and economic conditions in our primary market areas; the composition of our loan portfolio; our ability to achieve organic loan and deposit growth and the composition of such growth; our ability to maintain our bank’s reputation; our ability to attract and retain skilled employees and manage changes in our management personnel; risks associated with unauthorized access, cyber-crime and other threats to data security; our ability to effectively compete with other financial services companies and the effects of competition in the financial services industry on our business; our ability to successfully develop and commercialize new or enhanced products and services; changes in the demand for our products and services; the sufficiency of our capital, including sources of capital and the extent to which we may be required to raise additional capital to meet our goals; the effectiveness of our risk management and internal disclosure controls and procedures; our access to sources of liquidity and capital to address our liquidity needs; the effects of the failure of any component of our business infrastructure provided by a third-party; any failure or interruption of our information and communications systems; the impact of, and changes in applicable laws, regulations and accounting standards and policies; the effects of geopolitical instability, including war, terrorist attacks, and man-made and natural disasters; our ability to keep pace with technological changes; and the effects of problems encountered by other financial institutions. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made except as required by the federal securities laws. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this presentation that could cause actual results to differ before making an investment decision to purchase our Class A common stock. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Non-GAAP Financial Measures This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP measures include Adjusted Net Income, Core Non-Interest Income, Adjusted Pre-Provision Net Revenue and Tangible Common Equity. The Company believes that the non-GAAP financial measures provide users of our financial information, including management, investors and others, with useful supplemental information that enables a better comparison of our performance across periods. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of related or other GAAP financial measures, such as net income. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. A reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measure can be found in the Appendix to this presentation. Numbers may not foot due to rounding in this presentation. 2

Table of Contents Q2 Highlights Business Model Earnings and Performance Metrics Loan Originations and Asset Quality Deposits Medium Term Targets Appendix 4. 5. 8. 16. 21. 24. 26.

Q2 2026 Highlights 4 Strong results across the core drivers of the business Strong credit performance .08% core net charge off rate Deposit growth with the newly launched promotion capability driving strong performance 9.1% digital deposit growth Effective tax rate was negatively impacted by IPO related tax rules 69% effective tax rate Stable core expenses Remained largely flat from Q1 Fee income in-line with expectations Two HUD deals anticipated in Q2 now expected to close in Q3 Capital levels positioned to support robust growth 12.97% common equity tier 1 ratio with additional $18M aggregate gross proceeds from IPO overallotment to be reflected in Q31 Strong loan growth and a deep pipeline of opportunities 4.8% loan growth linked quarter Stable spreads and net interest margin NIM expanded to 3.19% 1. Regulatory capital ratios as of June 30, 2026 are preliminary pending filing of regulatory reports

5 Business Model

Draft/Deliberative Forbright Business Model 6 29% Lower Customer Acquisition Cost1 4.8 App Store Customer Rating2 24 Points Higher NPS than Financial Industry Average3 Healthcare Finance Corporate Finance Real Estate Finance Middle Market Lending Lender Finance Fund Finance Digital Banking High-Margin Capital-Light Fee Businesses Asset Finance Sticky Customer Deposits Diversified High-Margin Fee Income Streams Attractive Loans to Established Relationships 1 Forbright offers a modern financial services platform spanning nationwide middle-market lending, digital consumer banking, strategic advisory, and asset management services 2 3 1. According to a study commissioned by Forbright Bank 2. As of July 28, 2026 3. As of June 30, 2026. According to Qualtrix

Well Positioned for Growth

Forbright sits at the intersection of two structural shifts reshaping the U.S. banking industry. Together, they create a powerful current that provides long-lasting momentum to our business

1 Deposits Moving to Digital Banks

- 75% of consumers prefer digital banks[1]
- Forbright has aggressively invested in digital technology
- Deposits held by direct banks increased from less than 1% in 2000 to approximately 10% at YE 2025[2]

2 Increasing Sophistication of Commercial Lending

- Risk cannot be underwritten by a generalist credit box
- Forbright's six national, specialized lending strategies help us find, structure, and fund only the strongest deals
- Lending strategies diversify away from single-region or industry concentration

3 A Higher Bar for Banks

- The trend toward higher value digital deposits is good for consumers
- Forbright is a national specialized lender that competes for capital on the specific risk and reward of each loan
- Our digital banking platform has significant capacity to grow, and each of our national lending businesses can scale meaningfully

1. American Bankers Association
2. Federal Financial Institutions Examination Council and Federal Deposit Insurance Corporation

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8 Q2 2026 Earnings and Performance Metrics

Earnings and Performance Metrics

		1Q26	2Q26	QoQ
Profitability & Financial Metrics	Diluted Earnings Per Share (EPS)	$0.27	$0.09	($0.18)
	Return on Avg Tangible Common Equity[1]	5.95%	2.19%	(3.76%)
	Net Interest Margin (NIM)	3.10%	3.19%	0.09%
	Yield on Loans	7.32%	7.35%	0.03%
	Cost of Funds	3.69%	3.65%	(0.04%)
	Efficiency Ratio	77.8%	77.4%	(0.4%)
	Core Non-interest Income / Adj Total Revenue[1]	23.2%	25.6%	2.4%
Capital	Common Equity Tier 1 Ratio	11.47%	12.97%	1.50%
	Tangible Common Equity (TCE) / Tangible Assets[1]	9.75%	10.99%	1.24%
	TCE per Common Shares Outstanding[1]	$19.58	$18.74	($0.84)
Credit Quality	Allowance for Loan Credit Losses / Loans	0.98%	0.98%	--
	Total Net Charge Off Rate	0.32%	0.20%	(0.12%)
	Core Net Charge Off Rate[2]	0.08%	0.08%	--

Highlights

- Diluted EPS of $0.09 reflecting select notable items in the quarter detailed on following slide
- NIM expansion through improved asset mix, higher loan yields, and lower cost of funds
- Completed purchase of headquarters building providing long-term control of the Bank's primary office
- Strong capital levels to support planned growth trajectory and drive efficiencies
- Low net charge-offs (NCOs) on core commercial lending strategies

1. Non-GAAP measures. Please see appendix for a reconciliation to the most directly comparable GAAP measure
2. Includes loans categorized as Commercial & Industrial (excluding Paycheck Protection Program, overdraft, and small business forward flow loans) and Commercial Real Estate

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Financial Results

($ in millions, unless otherwise noted)	1Q26	2Q26	QoQ
Net Interest Income	59.6	63.1	6.0%
Core Non-interest Income[1]	18.0	21.7	20.9%
Non-Core Non-interest Income[1]	(2.4)	0.1	N/M
Total Non-interest Income	15.6	21.8	40.2%
Total Revenue	$75.1	$85.0	13.1%
Provision for Credit Losses	3.5	5.9	69.9%
Non-interest Expense	58.5	65.8	12.5%
Income Before Income Taxes	13.2	13.3	0.8%
Income Tax Expense	1.6	9.2	N/M
Net Income	$11.6	$4.1	(64.6%)
Effective Tax Rate	12.0%	69.0%	57.0%
Pre-Provision Net Revenue (PPNR)[1]	16.7	19.2	15.2%
Ending Assets ($B)	8.2	8.5	3.3%
Ending Loan Balances ($B)	5.8	6.1	4.8%
Ending Deposit Balances ($B)	7.1	7.3	1.8%

1. Non-GAAP measures. Please see appendix for a reconciliation to the most directly comparable GAAP measure

Highlights

- Notable items within the quarter include
  - $5.6 million of discrete income tax related to becoming a public company
  - $1.1 million reduction in income tax for deferred credit amortization compared to $1.7 million reduction in 1Q26
  - $3.9 million of new ongoing personnel retention program expenses
  - $0.9 million of one-time expenses related to the IPO compared to $2.2 million in 1Q26
- PPNR growth of 15.2% linked quarter reflecting execution of middle market lending and recurring fee strategies
- Loan growth of 4.8% linked quarter supported by $1.2 billion of originations
- Deposit growth of 1.8% linked quarter led by digital balance growth of 9.1%

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Net Interest Margin 11 HighlightsNet Interest Income ($MM) and Net Interest Margin Earning Asset Yield Interest Bearing Liability Yield Spread 7.71% 4.83% 2.88% 7.38% 4.19% 3.19% 6.44% 3.89% 2.55% 6.52% 3.87% 2.65% • Net interest margin improved by 9 basis points reflecting • Favorable asset mix from loan growth • Reduced cost of funds by 4 basis points due to higher non-interest bearing deposit balances and lower interest bearing liability yields, which were down 2 basis points • Net interest income increased 6% reflecting • Volume benefit of loan growth • Loan yield increase of 3 basis points • Benefit of one additional day $229.6 $263.0 $59.6 $63.1 3.53% 3.76% 3.10% 3.19% FY24 FY25 1Q26 2Q26 Net Interest Income Net Interest Margin +6% +15%

Non-interest Income

Our capital-light businesses are designed to generate dependable recurring revenue

Non-interest Income Trend

($ in millions)	FY24	FY25	1Q26	2Q26	YTD26
Alliance Partners	$22.6	$18.2	$3.4	$3.3	$6.8
Solar Services	$6.0	$19.1	$11.9	$14.7	$26.6
FHA / HUD Lending	--	$6.8	$0.3	$1.0	$1.3
Loan & Deposit Fees	$10.0	$9.5	$2.3	$2.7	$5.0
Core Non-interest Income[1]	**$38.6**	**$53.5**	**$18.0**	**$21.7**	**$39.7**
Non-Core Non-interest Income[1]	($15.4)	$17.3	($2.4)	$0.1	($2.3)
Total Non-interest Income	**$23.1**	**$70.8**	**$15.6**	**$21.8**	**$37.4**

Core Non-interest Income / Total Adjusted Revenue	**14.4%**	**16.9%**	**23.2%**	**25.6%**	**24.4%**

1. Non-GAAP measures. Please see appendix for a reconciliation to the most directly comparable GAAP measure

Core Non-interest Income YTD Composition ($MM)



FHA / HUD Lending 3%
Loan & Deposit Fees 13%
Alliance Partners 17%
$39.7MM
Solar Services 67%

Alliance Partners	Source, distribute, and advise on middle-market loans on behalf of BancAlliance, generating gain-on-sale and advisory fees
Solar Services	Service residential solar and home improvement loans held by third-party investors
FHA / HUD Lending	Originate loans eligible for refinancing into gov't-guaranteed HUD takeout, retain servicing, reduce long-term balance sheet exposure and earn fees
Loan & Deposit Fees	Earn additional non-interest income from loan and deposit fees and recurring revenues embedded in our lending and servicing infrastructure

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Non-interest Expenses

Expenses up $7.3 million, driven largely by notable items detailed below. Operating expenses well-managed, reflecting commitment to medium term target 50% efficiency ratio

2Q26 vs. 1Q26 Non-interest Expense ($MM)



$58.5
$3.9
$3.2
$0.9
($1.3)
$0.8
$65.8
+$6.6MM
Notable Items
1Q26
Personnel Retention Program
Solar Pass Through
Headquarters
IPO
Other Expense
2Q26

- Total expenses are **$7.3MM higher** due primarily to four notable items including:
  - **Personnel Retention Program:** Compensation plan implemented in connection with our initial public offering
  - **Solar Pass Through**: Forbright advances legal fees and sub-servicer fees related to the solar servicing business, which are largely reimbursed by counterparties to the loans, recognized in other non-interest income
  - **Headquarters:** Net increase in expenses related to ownership of the Company's headquarters, which has associated revenue offset
  - **IPO:** One-time expenses related to the initial public offering

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$2.2 $3.9 $3.9 $4.3 YE'24 YE'25 1Q26 2Q26 517 515 514 522 41 31 26517 556 545 548 YE'24 YE'25 1Q26 2Q26 FTE Ex. Interns & Solar Servicing Solar Servicing FTE Growth Driving Greater Scale Efficiently 14 Platform built for scale without meaningful growth in headcount Digital Deposit Balances ($B) Loan Balances ($B) FTE Count(1) CAGR: 55% CAGR: 26% 1. Full time equivalent employees. Ending basis for the period and excludes interns CAGR: 1% $4.3 $5.6 $5.8 $6.1 YE'24 YE'25 1Q26 2Q26

Strong Financial Risk Profile

Interest Rate Risk[1]

Moderately asset sensitive balance sheet that benefits from higher rates

Net Interest Income Sensitivity



4%
(2%)
Down 100 bps
Up 100 bps

- <10% of loan portfolio is fixed rate
- >50% of variable rate loans have a SOFR floor of at least 2.00%

1. Based on IRR modeling assumption with static (non-growth) balance sheet showing change in net interest income over 12 months

Capital[2]

Strong capital position supports planned loan growth



Tier 1 Leverage
8.9%
10.4%
3.2%
11.5%
3.1%
13.0%
1Q26
2Q26
CET1
Add'l Tier 2 Capital

- 2Q26 AOCI of ($6.0) million, which was less than 10 basis points of risk-weighted assets

2. Regulatory capital ratios as of June 30, 2026 are preliminary pending filing of regulatory reports.

Liquidity

Ample liquidity and funding capacity

Loan / Deposit Ratio



77.0%
82.7%
81.1%
83.5%
YE'24
YE'25
1Q26
2Q26

- Less than 15% of deposits are uninsured
- Highly liquid investment portfolio; ~95% of portfolio is directly backed by U.S. government or U.S. government agencies
- Secured borrowing capacity of approximately $2.3 billion as of Q2 2026

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Q2 Loan Originations and Asset Quality 16

Loan Originations 17 Origination Volume ($MM)(1) Lender Finance Fund Finance Real Estate Finance Corporate Finance Healthcare Finance Description Lending Strategy Detail ($MM) FY25 1Q26 2Q26 Total Commercial Working-capital and real-estate loans to healthcare service providers Senior-secured, asset-based loans to non-bank lenders Lending products to middle- market credit and real estate funds First-lien CRE loans for acquisitions, recapitalizations, restructurings & construction Senior-secured, first-lien credit solutions to strong, cash-flowing middle-market companies $1,044 $746 $553 $575 $760 $3,678 $274 $246 $315 $81 $131 $1,047 $266 $310 $214 $186 $203 $1,183 Asset Finance First-lien equipment loans and leases to middle-market companies -- -- $4 A portfolio of high-quality commercial lending verticals delivering strong risk adjusted returns $3,678 $1,047 $1,183 FY25 1Q26 2Q26 Asset Finance Corporate Finance Real Estate Finance Fund Finance Lender Finance Healthcare Finance +13% 1. Originations include new and up-sized commitments

50% 47% 3% C&I CRE Consumer YE'24 YE'25 1Q26 2Q26 Lending by Strategy 18 Diversified Lending Platform Sustained Growth $4.3B $5.6B $5.8B $6.1B +31% +3% +5% Lender Finance Fund Finance Real Estate Finance Corporate Finance Healthcare Finance 2Q26 vs. 1Q26 +1% +9% (2%) +13% +5% 1. Ending balances as of 2Q26 Diversified specialty lending businesses and broad based loan growth demonstrates the scalability of our strategy 30% 20%13% 20% 12% 5% Healthcare Finance Lender Finance Fund Finance Real Estate Finance Corporate Finance Other / Legacy Runoff $6.1B1 $6.1B1

$17.5 $1.6 $0.9 $1.0 $16.3 $11.2 $3.1 $1.7 $33.8 $12.8 $4.1 $2.7 FY24 FY25 1Q26 2Q26 Core Non-Core YE’24 YE’25 1Q26 2Q26 FY24 FY25 1Q26 2Q26 Asset Quality 19 Key Asset Quality Trends Total Net Charge Off Rate Core Net Charge Off Rate(2) 0.92% 0.28% 0.32% 0.20% 0.54% 0.04% 0.08% 0.08% Non-performing Asset Trends ($MM) Non-performing Loans – AC(3) Other Real Estate Owned Total Non-performing Assets $59 $68 $74 $72 $25 $9 $7 $5 $88 $83 $93 $93 Net Charge Offs Trend ($MM)(1) Non-performing Assets / Total Assets ($MM) $87.7 $82.7 $93.3 $92.9 1.21% 1.05% 1.13% 1.09% YE'24 YE'25 1Q26 2Q26 Total Non-Performing Assets NPA / Total Assets 1. Includes loans categorized as Commercial & Industrial (excluding Paycheck Protection Program, overdraft, and small business forward flow loans) and Commercial Real Estate 2. FY 2024 core charge-offs include $9.8 million from legacy in-market loans. 2Q26 core charge-offs include $0.2 million from legacy in-market loans. Experienced underwriting and portfolio management teams enhance a strong risk culture $4 $6 $12 $16Non-performing Loans – HFS/FV(3) 3. “AC” reflects loans held for investment at amortized cost. “HFS/FV” reflects loans held for sale or at fair value Core NCO rates less than 25 basis points annualized since 2024

YE’24 YE’25 1Q26 2Q26 Allowance for Credit Losses – Loans 20 Key Allowance Trends(1) ACL – Funded Loans / Total Loans ACL – Funded Loans / Nonaccrual 1.07% 1.01% 0.98% 0.98% 72% 78% 73% 75% Highlights • Allowance coverage percentage for funded loans stable linked quarter • Coverage of portfolio influenced by: • Relatively short weighted average life of core portfolio • Favorable risk rating profile given strong collateral and loan underwriting structures • Loss history dating back to 2024 that has shown core NCO rates less than 25 basis points annualized Funded coverage percentage has trended down over time as portfolio mix has shifted into lower loss content loans Allowance Trend ($MM) 1. Loan balances reflected at amortized cost. “Nonaccrual” reflects nonaccrual loans at amortized cost $42.3 $53.0 $52.8 $54.6 $2.1 $2.7 $2.3 $3.6 $44.4 $55.7 $55.1 $58.3 YE'24 YE'25 1Q26 2Q26 ACL - Funded Loans ACL - Unfunded Loans

Deposits 21

59% 15% 19% 7% Digital Banking Non-Digital Customers 3rd Party Sweeps Wholesale CDs 14.6 37.2 41.4 54.4 78.5 85.6 89.5 94.6 106.7 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Deposit Overview 22 Deposit Strategy Growth & Success Strength in Digital Banking strategy has enabled shift away from wholesale funding sources, while maintaining high levels of insured deposit balances $4.3B Digital Balances 86% Insured Deposits(1) Digital Deposit Accounts (k) 151% CAGR Deposit Composition (Ending) Product Strategy $7.3B 9% QoQ Digital Deposit Growth We are scaling a national, digital deposit franchise designed to deliver durable funding & long- term balance sheet resilience 53% 19% 18% 6% 4% Savings Money Market Time Deposits Non-Interest Bearing Demand $7.3B 1. Consolidated Bank level metric reflecting the percentage of insured deposit balances

Deposits 23 Ending Deposit Balance Trend by Product ($B) Interest Bearing Deposit Yield Total Deposit Yield 4.82%(1) 4.16%(1) 3.86% 3.85% 4.59%(1) 3.96%(1) 3.65% 3.62% Ending Deposit Balance Trend by Strategy ($B) • Digital Banking growth of 9.1% linked quarter or $358 million • Wholesale CD reduction of 21.2% linked quarter or ($147) million Our modern, API-driven technology stack positions us to scale nationally and efficiently $5.6 $6.8 $7.1 $7.3 YE'24 YE'25 1Q26 2Q26 Demand Non-Interest Bearing Time Deposits Money Market Savings +22% +5% +2% $5.6 $6.8 $7.1 $7.3 YE'24 YE'25 1Q26 2Q26 Wholesale CDs 3rd Party Sweeps Non-Digital Customers Digital Banking 1. Fiscal year average basis Highlights

Medium Term Targets 24

Medium Term Targets

Growth → **Operating Leverage** → **Returns**

ANNUAL LOAN GROWTH	EFFICIENCY RATIO	RUN-RATE ROATCE
~15%	<50%	~15%

This slide includes targets and other forward-looking statements that are based on assumptions and are subject to significant business, economic, regulatory and competitive uncertainties and contingencies that may be beyond the control of the Company. These forward-looking statements are not projections, and actual results may vary materially from what we may have expressed or implied by these forward-looking statements. Nothing in this presentation should be construed as a representation that these forward-looking statements will be achieved, nor does the company undertake any obligation to update any of these forward-looking statements.

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Appendix 26

GAAP to Non-GAAP Reconciliation 27 1Q26 2Q26 Stockholders’ Equity (GAAP) $831,195 $967,163 Total Assets (GAAP) $8,233,060 $8,505,504 Tangible Common Equity / Tangible Assets (non-GAAP) 9.75% 10.99% Goodwill 18,519 18,519Less: Goodwill 18,519 18,519Less: Other Intangible Assets 12,883 17,445Less: Tangible Common Equity (non-GAAP) $799,793 $931,199A Tangible Assets (non-GAAP) $8,201,658 $8,469,540B A / B Ending Tangible Common Equity Ratios ($k) Other Intangible Assets 12,883 17,445Less: Common Shares Outstanding (k) 40,848 49,697C Tangible Common Equity / Common Shares Outstanding (non-GAAP) $19.58 $18.74A / C 1Q26 2Q26 Net Income (GAAP) Intangible Amortization, net of tax Adjusted Net Income (non-GAAP) $11,632 210 $11,842 $4,122 476 $4,598 Avg Stockholders Equity (GAAP) $839,162 $872,759 Avg Goodwill 18,519 18,519 Avg Other Intangible Assets 13,069 12,839 Avg Tangible Common Equity (Non-GAAP) $807,574 $841,401 Return on Avg Tangible Common Equity (Non-GAAP) 5.95% 2.19% Add: Less: Less: A B A / B Return on Avg Tangible Common Equity ($k)

GAAP to Non-GAAP Reconciliation 28 FY24 FY25 1Q26 2Q26 Non-interest Income (GAAP) Non-core (losses)/gains on sales of loans and investments securities, net (non-GAAP) Unrealized (losses)/gains on loans and financing receivables, net Rental Income Other (included in other non-interest income) Core non-interest Income (non-GAAP) Non-core non-interest Income (non-GAAP) $23,113 $70,776 Net interest Income Non-interest Income Total Revenue (GAAP) Non-core non-interest Income (non-GAAP) Adjusted Total Revenue (non-GAAP) Core non-interest income to adjusted total revenue (non-GAAP) $15,584 $21,846 (14,809) 10,553 (287) - 3,012 6,574 (1,335) (963) - - - 1,225 Less: Less: Less: Less: (311) 139 (756) (137) $38,551 $53,510 $17,962 $21,721 (15,438) 17,266 (2,378) 125 229,556 263,016 59,558 63,145 23,113 70,776 15,584 21,846 $252,669 $333,792 $75,142 $84,991 (15,438) 17,266 (2,378) 125 $268,107 $316,526 $77,520 $84,866 Less: A B A / B 14.4% 16.9% 23.2% 25.6% Core & Non-Core Non-interest Income / Adjusted Total Revenue ($k) 1Q26 2Q26 Income before income taxes (GAAP) $13,212 $13,316 Provision for credit losses 3,473 5,899Add: Pre Provision Net Revenue (non-GAAP) $16,685 $19,215 Pre Provision Net Revenue ($k) Less: Charge-offs on loans carried at fair value (3,330) - - -